          P.O. Box 7108
          401 N. 31st Street
          Billings, MT 59103

Independent Accountants’ Consent

The Board of Directors and Stockholders
Stillwater Mining Company:

We consent to incorporation by reference in the registration statements (Nos. 333-75404, 333-12455, 333-12419 and 333-58251) on Form S-3 and in the registration statements (Nos. 333-76314, 333-66364, 33-97358 and 333-70861) on Form S-8 of Stillwater Mining Company of our report dated January 17, 2003, except for the first, fifth and sixth paragraphs of note 6, the third paragraph of note 15 and note 17, for which the date is March 20, 2003, with respect to the consolidated balance sheets of Stillwater Mining Company and subsidiary as of December 31, 2002 and 2001 and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Stillwater Mining Company.

/s/ KPMG LLP

Billings, Montana
March 26, 2003